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                                                                                           Exhibit A


                                   YANKEE ATOMIC ELECTRIC COMPANY
                                           BORROWING LOG
                                                                                             $000's
                                Type of  Int. Rate         Maturity         Daily    Total    $000's    Cum
Date     Instrument           Institution    Transaction   Nom.    Effec.  # Days   Date (1) Interest  Interest  Invested  Amount
----     ----------           -----------    -----------   ----    ------  ------   -------- --------  --------  --------  ------
Beginning Total @ 9/30/96                                                                    $6,000

20-Dec-96                     Bank of NY     Borrowing     8.25     8.25   12        14-Dec-97    175.18    2,102.06  775
                                                                                     ---

Quarterly Total @ 12/31/96                                                           775

Ending Balance Total @ 12/31/96                                                                   $6,775

(1) Note:  Yankee has a $10,000,000 secured credit agreement with The Bank of New York.  Yankee can borrow at the
    Bank's prime rate until the agreement terminates on December 14, 1997.  Yankee can pay down any portion of the outstanding balance at its discretion.

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